Exhibit C

Letter of Transmittal

Regarding Shares in
Brookfield Infrastructure Income Fund Inc.
Tendered Pursuant to the Offer to Purchase
Dated August 26, 2026

This Letter of Transmittal Must Be
Received by Brookfield Infrastructure Income Fund Inc.
By September 24, 2026

The Offer and Withdrawal Rights Will Expire at
5:00 P.M., Eastern time, on September 24, 2026,
Unless the Offer Is Extended.

Complete this Letter of Transmittal and Deliver to
Brookfield Infrastructure Income Fund Inc.

Please note: IRA and retirement account transaction requests must be signed by the investor and the Custodian.1

As described in the Fund’s Prospectus, no commission will be payable to the Fund in connection with the Offer, however, Shares tendered within 12 months of the original issue date of such Shares will be subject to a fee of 2.00% of the net asset value of the Shares repurchased by the Fund (“Early Withdrawal Fee”). The Early Withdrawal Fee will be made by reducing the purchase amount for Shares acquired pursuant to the Offer.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by 5:00 P.M., Eastern Time, on September 24, 2026.

Express/Overnight Delivery: Brookfield Infrastructure Income Fund Inc. 801 Pennsylvania Ave. Suite 219501 Kansas City, MO 64105-1407	Regular Mail: Brookfield Infrastructure Income Fund Inc. PO Box 219501 Kansas City, MO 64121-9501 E-mail: brookiiai@sscinc.com

For additional information please call (855) 777-8001

____________

1         The Custodial Signature requirement does not apply to accounts held through UBS Financial Services Inc. and Morgan Stanley Smith Barney LLC.

Ladies and Gentlemen:

The undersigned hereby tenders to Brookfield Infrastructure Income Fund Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company (the “Fund”), the shares of common stock in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated August 26, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal.

The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned’s Shares will be purchased.

Repurchases of Shares from Shareholders by the Fund will generally be paid in cash. The payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of funds.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

If you hold your Shares of the Fund through a retirement or custodial account, please contact your representative or agent for assistance in completing the transaction documents.

LETTER OF TRANSMITTAL

PART 1.    NAME (AS IT APPEARS ON YOUR BROOKFIELD INFRASTRUCTURE INCOME FUND INC. ACCOUNT STATEMENT) AND CONTACT INFORMATION:

Fund Name:
Fund Account #:
Account Name/Registration:
SSN/TIN:
Address:
City, State, Zip Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

PART 2.    AMOUNT OF SHARES OF COMMON STOCK OF THE FUND BEING TENDERED:

☐	All of the undersigned’s Shares.
If less than all Shares being tendered, indicate the amount of the undersigned’s number of Shares being tendered:
☐	Partial Tender* of Class I Shares (____________________Shares)
☐	Partial Tender* of Class S Shares (____________________Shares)
☐	Partial Tender* of Class T Shares (____________________Shares)
☐	Partial Tender* of Class D Shares (____________________Shares)
*

Please only provide a number of Shares, not a dollar amount. If the requested partial tender would put your account balance below the required minimum balance of $1,000, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐	Change request to full tender if amount requested to be repurchased would need to be reduced to maintain minimum account balance

As more fully discussed in the Fund’s prospectus, the Fund intends, but is not obligated, to conduct quarterly tender offers for up to 5.0% of its outstanding Shares at the applicable NAV per share as of the applicable valuation date in the sole discretion of the Board. In the event that not all of the repurchase requests during a given quarter are to be accepted by the Fund, Shares submitted for withdrawal during such quarter will be withdrawn on a pro rata basis (measured on an aggregate basis (without duplication) across the Fund, if applicable). All unsatisfied repurchase requests must be resubmitted for the next available repurchase date, unless such a repurchase request is withdrawn or revoked by a stockholder before such repurchase date.

☐	Process my tender request on a pro-rata basis each tender period until my entire request has been honored.
☐	Withdraw (do not process) my entire tender request if amount will be reduced on a pro-rata basis.

PART 3.    PAYMENT:

Payments will be directed back to the account from which your subscription funds were debited. Contact your financial intermediary or account manager if you have any questions.

PLEASE BE SURE TO COMPLETE ALL SECTIONS OF THIS FORM.

PART 4.    SIGNATURE(S):

Shareholder Signature

Signature of Investor, Trustee or Custodian (if applicable)	Date

Signature of Joint Investor, Trustee or Custodian (if applicable)	Date

Printed name(s) and Title, if applicable, of Authorized Signer(s) (for verification purposes)

Printed name(s) and Title, if applicable, of Authorized Signer(s) (for verification purposes)

If needed, use for Custodian Authorization

The following section pertains to investors who purchase shares directly from the Fund. If you are investing through a financial intermediary, please contact your financial intermediary directly for more information regarding the topics referenced below.

A signature guarantee from an acceptable guarantor is required if you want repurchase proceeds sent (i) to an address other than the address of record, (ii) to a person other than the registered shareholder(s) for the account, (iii) to a bank account number other than the one previously designated or (iv) for all repurchases in excess of $100,000 where proceeds are requested to be sent by check. The Fund may waive any of the above requirements in its discretion. In addition to the situations described above, the Fund and/or the Transfer Agent reserve the right to require a signature guarantee in other instances based on the circumstances relative to the particular situation.

(See Part 3 above.)

Please return your completed form by one of the following methods:

Express/Overnight Delivery: Brookfield Infrastructure Income Fund Inc. 801 Pennsylvania Ave. Suite 219501 Kansas City, MO 64105-1407	Regular Mail: Brookfield Infrastructure Income Fund Inc. PO Box 219501 Kansas City, MO 64121-9501 E-mail: brookiiai@sscinc.com

For additional information please call (855) 777-8001

Please note: IRA, retirement or custodial account transaction requests must be signed by the shareholder and the Custodian.2

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by the deadline stated herein.

____________

2         The Custodial Signature requirement does not apply to accounts held through UBS Financial Services Inc. and Morgan Stanley Smith Barney LLC.